UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 15, 2009 (June 11, 2009)

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	002-93231-NY	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code) N/A

N/A
(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2009, the board of directors (the “Board”) of China Nutrifruit Group Limited (the “Company”), in accordance with Article III of the Company’s Bylaws, increased the size of the Board of the Company from two to five and elected Messrs. Chun Wai Chan, William Haus and Jingfu Li (the “Independent Directors”) as directors of the Company to fill the vacancies created by such increase, each to serve on the Board as an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”). A copy of the press release announcing such elections is attached to this report as Exhibit 99.4.

On the same day, the Company entered into separate Independent Director’s Contracts and Indemnification Agreements with each of the Independent Directors. Under the terms of the Independent Director’s Contracts, the Company agreed to pay Mr. Chan an annual fee of $20,000, Mr. Li an annual fee of RMB 60,000 (approximately $8,721) and Mr. Haus an annual fee of $24,000, as compensation for the services to be provided by them as Independent Directors. Under the terms of the Indemnification Agreements, the Company agreed to indemnify the Independent Directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the Independent Directors in connection with any proceeding if the Independent Director acted in good faith and in the best interests of the Company.

The foregoing summary of the material terms and conditions of the Independent Director’s Contracts and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Independent Director’s Contracts and the Indemnification Agreements attached to this report as Exhibit 10.1 through 10.6.

Jingfu LI

Mr. Jingfu Li, age 66, has over 40 years of teaching experience in the subject of horticulture. For the last 18 years Mr. Li has been working as a professor and doctoral advisor at the Northeast Agricultural University in China. He has also served key roles in horticulture related organizations, such as chairman of the Horticultural Society of Heilongjiang Province, editor of Journal of Chinese Vegetables, member of Crop Varieties Validation Committee in Heilongjiang Province, executive director of the Horticultural Society of China, and chairman of Tomato Branch of the Society of Horticulture in China. Mr. Li graduated from Northeast Agricultural University (formerly known as Northeast Agricultural College) with a Bachelor’s in Science degree in Horticulture. His outstanding contributions have been well recognized by the government and he has been awarded with governmental allowance by the State Council and first prize in Scientific Technology Advancement for “export-oriented vegetables, new varieties of hybrid technology and breeding” in Heilongjiang Province.

Tony CHAN

Mr. Tony Chun Wai Chan, age 37, has extensive experience in general assurance and business advisory services in both Hong Kong and China. Moreover, Mr. Chan has over 10 years of experience in public listings in Hong Kong and Singapore, mergers and acquisition as well as corporate finance. Mr. Chan is a Certified Public Accountant in Hong Kong and Australia. Since 2004, Mr. Chan has been working as a director in Yeung, Chan and Associates CPA Limited. He has a Bachelor’s degree in accounting and information system from University of New South Wales and holds a Master’s degree in business administration from University of Manchester. Mr. Chan is the independent non-executive director of three public companies listed on the Hong Kong Stock Exchange: Hans Energy Company Limited; Honbridge Holdings Limited and Wai Chun Mining Industry Group Company Limited.

William HAUS

Mr. William Haus, age 45, has extensive experience in business and finance for public companies as well as China-based companies. Since August 2008, Mr. Haus is the CEO and director of CS China Acquisition Corporation, a special purpose acquisition corporation focused on effecting a business combination with a China-based private company. Over the past 8 years, Mr. Haus has worked in a variety of roles in analyzing companies and evaluating companies as potential investments. From September 2005 to May 2008, Mr. Haus was the Analyst for The Pinnacle Fund & The Pinnacle China Fund, both of which are hedge funds focused on investment opportunities in the United States and China. Between April 2005 and September 2005, he was the S.V.P. and Equity Research Analyst for Healthcare Information Technology and Pharmaceutical Outsourcing, Stanford Group Company, a securities brokerage firm. From March 2000 to March 2005, Mr. Haus was the Senior Equity Research Analyst for Healthcare Information Technology and Pharmaceutical Outsourcing, Advest, Inc., a securities brokerage firm. Mr. Haus graduated from the State University of New York College at Fredonia with a B.S. in business administration and a B.A. in economics and received a Master of Business Administration from Boston University. He is a Chartered Financial Analyst (CFA) and member of the CFA Institute. Mr. Haus is also independent director of China Valves Technology, Inc. listed on OTCBB.

There are no arrangements or understandings between any of the Independent Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any Impendent Director that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.05.

Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 11, 2009, the Board of the Company adopted a Code of Ethics. The Code of Ethics applies to all employees, including the Company’s principal executive officer, principal  financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics will be posted on the corporate governance page of the Company's website at www.longheda.net as soon as practicable.

Item 8.01.

Other Events

On June 11, 2009, the Board of the Company, including the Independent Directors, established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and appointed each of the Independent Directors to each committee. Mr. Chan was appointed as the Chair of the Audit Committee, Mr. Haus was appointed as the Chair of the Compensation Committee and Mr. Chan was appointed as the Chair of the Governance and Nominating Committee. The Board also determined that Mr. Chan possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Copies of the Audit Committee Charter, the Compensation Committee Charter, and the Governance and Nominating Committee Charter are attached to this report as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. Each committee charter will also be posted on the corporate governance page of the Company's website at www.longheda.net as soon as practicable.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.
Exhibit No.	Description

10.1	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Chun Wai Chan.
10.2	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and William Haus.
10.3	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Jingfu Li.
10.4	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Chun Wai Chan.
10.5	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and William Haus.
10.6	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Jingfu Li.
14.1	China Nutrifruit Group Limited Code of Ethics, adopted June 11, 2009.
99.1	China Nutrifruit Group Limited Audit Committee Charter, adopted June 11, 2009.
99.2	China Nutrifruit Group Limited Compensation Committee Charter, adopted June 11, 2009.
99.3	China Nutrifruit Group Limited Governance and Nominating Committee Charter, adopted June 11, 2009.
99.4	Press Release, dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Daqing, China on June 12, 2009.

CHINA NUTRIFRUIT GROUP LIMITED

Date: June 15, 2009

By:	/s/ Jinglin Shi
Jingling Shi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Chun Wai Chan.
10.2	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and William Haus.
10.3	China Nutrifruit Group Limited Independent Director’s Contract, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Jingfu Li.
10.4	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Chun Wai Chan.
10.5	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and William Haus.
10.6	Indemnification Agreement, dated as of June 11, 2009, by and between China Nutrifruit Group Limited and Jingfu Li.
14.1	China Nutrifruit Group Limited Code of Ethics, adopted June 11, 2009.
99.1	China Nutrifruit Group Limited Audit Committee Charter, adopted June 11, 2009.
99.2	China Nutrifruit Group Limited Compensation Committee Charter, adopted June 11, 2009.
99.3	China Nutrifruit Group Limited Governance and Nominating Committee Charter, adopted June 11, 2009.
99.4	Press Release, dated June 15, 2009.